Exhibit 99.1

INOVALON REPORTS THIRD QUARTER 2020 RESULTS

Third Quarter 2020 Highlights
•Q3 revenue of $161.4 million
•Q3 subscription-based platform revenue of $142.5 million, up 1% YoY, equating to 88% of Q3 total revenue
•Q3 net income of $0.8 million, resulting in diluted net income of $0.01 per share
•Q3 Non-GAAP net income of $23.7 million, up 8% YoY, resulting in Non-GAAP net income of $0.16 per share
•Q3 Adjusted EBITDA of $58.8 million, resulting in Adjusted EBITDA margin of 36.4%
•Q3 net cash provided by operating activities of $46.0 million, up 42% YoY
•Q3 new sales Annual Contract Value (ACV)1 totaled $58.5 million, up 33% YoY
•Q3 new sales Annual Contract Value (ACV) for Platform totaled $42.5 million, up 51% YoY

Debt & Cash Highlights
•Cash balance as of September 30, 2020 totaling $120.1 million
•Net debt leverage ratio as of September 30, 2020 improved to 3.55x (versus 4.23x on September 30, 2019)

Trailing Twelve Month (TTM)2 Third Quarter 2020 Highlights
•TTM Q3 revenue of $651.3 million, up 8% period-over-period
•TTM Q3 subscription-based platform revenue of $565.1 million, up 13% period-over-period and 87% of period revenue
•TTM Q3 net income of $5.9 million, up from a ($8.0) million loss period-over-period
•TTM Q3 Non-GAAP net income of $83.7 million, up 32% period-over-period
•TTM Q3 Adjusted EBITDA of $220.5 million, up 15% period-over-period
•TTM Q3 net cash provided by operating activities of $143.3 million, up 44% period-over-period
•TTM Q3 new sales ACV totaled $253.2 million, up 31% period-over-period

2020 Guidance Highlights
•Updating 2020 Full Year revenue guidance to reflect COVID-19 impact and timing of new contract signings

2021 Guidance Highlights
•Revenue estimated at $741 million to $768 million, up 12% to 16% from 2020 guidance midpoint
•Net income estimated at $43 million to $47 million, up 87% to 104% from 2020 guidance midpoint
•Diluted net income per share estimated at $0.28 to $0.31, up 81% to 100% from 2020 guidance midpoint
•Non-GAAP net income per share estimated at $0.73 to $0.75, up 24% to 27% from 2020 guidance midpoint
•Adjusted EBITDA estimated at $265 million to $275 million, up 15% to 19% from 2020 guidance midpoint

Please refer to our Third Quarter 2020 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, 2020 and 2021 financial guidance, additional financial metrics, and other topics that will be referenced during the Company’s earnings conference call.

BOWIE, Md. – October 28, 2020 – Inovalon (Nasdaq: INOV), a leading provider of cloud-based platforms empowering data-driven healthcare, today announced financial results for the third quarter of 2020, updated guidance for the fourth quarter and full year 2020, and guidance for full year 2021.

“While we experienced pockets of COVID-19 related weakness in Inovalon’s lower margin non-subscription Legacy offerings and Services business during the quarter, we continued to have very strong metrics in key areas of sales, renewals, innovation, and profitability and are strongly on track to go live in the coming months with several substantive multi-year platform implementations that will drive accelerating revenue growth and further profitability expansion in 2021 and beyond,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “I continue to be impressed with the unwavering devotion of the entire Inovalon team as they bring multiple new industry-leading innovations online and drive meaningful value for our clients and the millions of patients whom they serve.”

Third Quarter 2020 Financial Results
•Revenue for the third quarter of 2020 was $161.4 million, a year-over-year decrease of 3% compared with $166.5 million for the third quarter of 2019. TTM revenue for the third quarter of 2020 was $651.3 million, a period-over-period increase of 8%, compared with $605.2 million for the third quarter 2019 TTM period.

•Subscription-based platform revenue for the third quarter of 2020 was $142.5 million, or 88% of third quarter 2020 total revenue and a year-over-year increase of 1%, compared with $140.5 million for the third quarter of 2019, or 84% of third quarter 2019 total revenue. TTM subscription-based platform revenue for the third quarter of 2020 was $565.1 million, a period-over-period increase of 13%, compared with $498.3 million for the third quarter 2019 TTM period.

•Cost of revenue for the third quarter of 2020 was $39.6 million, or 24.5% of revenue, compared with $42.9 million, or 25.8% of revenue, for the third quarter of 2019.

•Net income for the third quarter of 2020 was $0.8 million, resulting in diluted net income of $0.01 per share, compared with $6.8 million and $0.04 per share, respectively, for the third quarter of 2019.

•Adjusted EBITDA for the third quarter of 2020 was $58.8 million, up 4% year-over-year, compared with $56.3 million for the third quarter of 2019. Adjusted EBITDA margin for the third quarter of 2020 was 36.4%, an increase of 260 basis points, compared with 33.8% for the third quarter of 2019. TTM Adjusted EBITDA for the third quarter of 2020 was $220.5 million, a period-over-period increase of 15%, compared with $191.9 million for the third quarter 2019 TTM period. TTM Adjusted EBITDA margin for the third quarter of 2020 was 33.9%, a period-over-period increase of 220 basis points, compared with 31.7% for the third quarter 2019 TTM period.

•Non-GAAP net income for the third quarter of 2020 was $23.7 million, up 8% year-over-year, resulting in Non-GAAP net income of $0.16 per share, compared with $21.9 million and $0.15 per share, respectively, for the third quarter of 2019. TTM Non-GAAP net income for the third quarter of 2020 was $83.7 million, resulting in Non-GAAP net income of $0.57 per share, compared with $63.2 million and $0.43 per share, respectively, for the third quarter 2019 TTM period, an increase of 32% and 33%, respectively.

•Net cash provided by operating activities for the third quarter of 2020 was $46.0 million, an increase of 42%, compared with $32.3 million for the third quarter of 2019. TTM net cash provided by operating activities for the third quarter 2020 was $143.3 million, an increase of 44%, compared with $99.6 million for the third quarter 2019 TTM period. Free cash flow3 for the third quarter 2020 was $30.0 million, an increase of 70% compared with $17.6 million for the third quarter of 2019. TTM free cash flow for the third quarter of 2020 was $72.9 million, compared with $45.0 million for the third quarter 2019 TTM period.

“Inovalon’s exceptional operating leverage, margin expansion, profitability and cash flow continued to shine through this quarter despite some ongoing challenges resulting from the COVID-19 pandemic on parts of our non-subscription business and deal timing,” said Jonathan R. Boldt, Inovalon’s chief financial officer. “We have seen strong client retention and renewal rates, significant strength in new business signings and ACV growth, and growing Inovalon ONE® Platform adoption fueling a very strong recurring revenue subscription base that provides us significant visibility into a strong 2021 revenue outlook of 12% to 16% organic growth with significant continued profitability expansion with Adjusted EBITDA up 15% to 19%.”

Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, and free cash flow are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Net cash provided by operating activities is the GAAP financial measure most directly comparable to free cash flow. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income and reconciliations of net cash provided by operating activities to free cash flow identifying the differences between net income and net cash provided by operating activities and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.
Key Highlights

•COVID-19 Revenue Impact to Lower Margin Non-Subscription Legacy and Services Business. Inovalon’s Services offerings and some of the Company’s Legacy offerings continued to experience softness during the third quarter. This phenomenon was originally expected to continue through the first half of 2020 and then begin resolving thereafter. However, the phenomena continued into the third quarter following a more state-specific response pattern to the COVID-19 pandemic than originally excepted. The impact to Services and Legacy offerings was approximately $2.7 million and $10.5 million, respectively, compared to internal budget expectations. The Company continues to believe that this non-subscription-based softness is temporary due to the COVID-19 pandemic, and further believes that a significant portion of the softness represents demand delay and not demand loss. Of note, the Company is not seeing a similar softness in its subscription-based platform offerings where pipeline, new sales ACV, and contract renewals remain strong.

•Technology Innovations in Data Driven Healthcare and Connectivity. During the third quarter the Company continued to lead innovation in the marketplace with the launch of key new capabilities within the Inovalon ONE® Platform. Most notable, on September 24th, Inovalon announced the launch of the Inovalon DataStream™ API (application programming interfaces), allowing any authorized cloud-based, traditional enterprise, or mobile app software system to benefit from the power of comprehensive patient-specific data and analytical derivations on-demand and in real-time. The combination of Inovalon’s DataStream™ API and its Consumer Health Gateway™ allows for highly flexible data and analytical access by authorized platforms beyond the capabilities available from any alternative offering in the marketplace. Key to the offerings is the ease by which the solutions’ FHIR-enabled API architecture allows for old and new technologies alike to benefit from ultra-fast access to comprehensive patient-specific data and analytics, making modular adoption of Inovalon capabilities easier and faster. Further, the API architecture allows otherwise antiquating systems across the healthcare ecosystem to benefit from leading edge data and analytical capabilities without requiring a broad-scale “rip and replace” decision, thus opening the door to a greater number and scale of opportunities for Inovalon’s capability set.

•Significant Inovalon ONE® Platform Implementations on Track, Driving Accelerated Revenue Growth and Continued Profitability Expansion in 2021 and Beyond. Over the last four quarters, Inovalon successfully converted a wide array of substantive opportunities within its sales pipeline into signed contracts driving trailing twelve month new sales ACV totaling $253.2 million, up 31% compared with the prior period in 2019. ACV is a metric which reflects only the first twelve months of expected revenue from new contracts signed during a period. With the broadening adoption of Inovalon’s cloud-based SaaS solutions throughout the year, multiple large-scale implementations are currently under way for the balance of the year with marquee industry-leading new clients across multiple segments of the marketplace - including a top-five consumer retailer (Walmart), a top-five medical distributor (Cardinal), and a contract expansion with an existing top-five payer client for a single solution on the Inovalon ONE® Platform worth in excess of $150 million in Total Contract Value4. The completion of these larger platform implementations paves the way for a significant acceleration of revenue growth and continued profitability expansion in 2021 and beyond. New sales ACV, strong contract renewals, underlying population membership growth, and continued higher-value product mix shift are resulting in projected year-over-year revenue growth of 12% to 16% in 2021 with expanded profitability driving the Company’s Adjusted EBITDA margin up an incremental 90 basis points above 2020, resulting in Adjusted EBITDA growth of approximately 15% to 19% in comparison to 2020. Cash flow is also expected to continue its strong progression, providing an estimated $160 million to $175 million, driving Inovalon’s estimated net-debt ratio to be less than 2.7x to 1 by the end of 2021.

Other Financial Data and Key Metrics
The following constitute other financial data and key metrics that are presented quarterly.
•Growth of Datasets: At September 30, 2020, the MORE2 Registry® dataset contained approximately 324.4 million unique patient counts and more than 58 billion medical event counts, increases of 12.8% and 21.1%, respectively, compared with September 30, 2019.

•Investment in Innovation: For the quarter ended September 30, 2020, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering data-driven healthcare was $20.7 million, or 13% of revenue, an increase of $1.8 million, or 10%, compared to the prior year period.

•Analytical Process Count Growth: Inovalon’s trailing twelve-month Patient Analytics Months (“PAM”) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to 72.0 billion as of September 30, 2020, an increase of 24%, compared with September 30, 2019.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.
Shares Outstanding
As of October 16, 2020, the Company had 77.1 million shares of Class A common stock outstanding and 78.3 million shares of Class B common stock outstanding.
2020 Financial Guidance
Reflecting the ongoing short term impacts of COVID-19 with regard to Legacy, Services, and deal related timing impacts, Inovalon is providing the following update to its guidance for the remainder of 2020 as outlined within the tables below.

Financial Metric	Previous Guidance Provided July 29, 2020	Updated 2020 Guidance Provided October 28, 2020	Change from Full Year 2019
Revenue	$675 million to $698 million	$657 million to $668 million	2% to 4%
Net income	$15 million to $21 million	$19 million to $27 million	144% to 246%
Non-GAAP net income	$85 million to $91 million	$85 million to $91 million	10% to 17%
Adjusted EBITDA	$226 million to $236 million	$226 million to $236 million	7% to 12%
Net cash provided by operating activities	$160 million to $175 million	$160 million to $175 million	50% to 64%
Capital expenditures	$60 million to $64 million	$60 million to $64 million	2% to 9%
Diluted net income per share	$0.10 to $0.14	$0.13 to $0.18	160% to 260%
Non-GAAP diluted net income per share	$0.57 to $0.61	$0.57 to $0.61	10% to 17%

Financial Metric	Fourth Quarter 2020 Guidance Provided October 28, 2020
Revenue	$179 million to $190 million
Net income	$17 million to $25 million
Non-GAAP net income	$24 million to $30 million
Adjusted EBITDA	$63 million to $73 million
Diluted net income per share	$0.11 to $0.17
Non-GAAP diluted net income per share	$0.16 to $0.20

Additional assumptions made within the Company’s 2020 guidance are as follows:
•While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2020 guidance assumes 150 million weighted average diluted shares.
•2020 guidance assumes an effective tax rate of approximately 28% for the full year.
2021 Financial Guidance
In the setting of multiple substantive implementations coming online, an expanding subscription base, continued strong sales pipeline, solid contract renewals, and increasing operating efficiencies, Inovalon is providing the following guidance for 2021 as outlined within the table below.

Financial Metric	2021 Guidance Provided October 28, 2020	Change From Full Year 2020 Guidance Midpoint
Revenue	$741 million to $768 million	12% to 16%
Net income	$43 million to $47 million	87% to 104%
Non-GAAP net income	$110 million to $113 million	25% to 28%
Adjusted EBITDA	$265 million to $275 million	15% to 19%
Net cash provided by operating activities	$160 million to $175 million	—
Capital expenditures	$57 million to $63 million	—
Diluted net income per share	$0.28 to $0.31	81% to 100%
Non-GAAP diluted net income per share	$0.73 to $0.75	24% to 27%
Additional assumptions made within the Company’s 2021 guidance are as follows:
•While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2021 guidance assumes 151 million weighted average diluted shares.
•2021 guidance assumes an effective tax rate of approximately 28% for the full year.
Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, identifying the differences between each of these Non-GAAP financial measures and the most directly comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Conference Call
Inovalon will host a conference call to discuss its third quarter 2020 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 2357153; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).
Please refer to our Third Quarter 2020 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including 2020 and 2021 financial guidance, additional financial metrics, and other topics that will be referenced during the Company’s conference call.
About the Inovalon ONE® Platform
The Inovalon ONE® Platform is an integrated cloud-based platform of nearly 100 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. Each proprietary technology toolset, referred to as a Module, is informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.
About Inovalon
Inovalon is a leading provider of cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its Platform, unparalleled proprietary datasets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon’s unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of clients, including 24 of the top 25 U.S. health plans, 22 of the top 25 global pharma companies, 19 of the top 25 U.S. healthcare provider systems, and many of the leading pharmacy organizations, device manufacturers, and other healthcare industry constituents, Inovalon’s technology platforms and analytics are informed by data pertaining to more than one million physicians, 565,000 clinical facilities, 324 million Americans, and 58 billion medical events. For more information, visit www.inovalon.com.
Forward Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” “promise,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, expectations regarding implementation timeframes, our ability to meet financial guidance for the fourth quarter and full year 2020 and 2021, expectations regarding future contract wins, our ability to pay down outstanding indebtedness, expectations regarding interest payments, expectations regarding tax rates, expectations regarding and/or estimates of ACV and TCV, statements and expectations with respect to visibility, revenue retention and recurring revenue, including ACV and TCV, and the impact of the COVID-19 pandemic on our business and operations. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.
These risks, uncertainties, and assumptions include, among others: the effects and potential effects of the COVID-19 pandemic on our business, cash flow, liquidity and results of operations due to, among other things, effects on the economy generally and on our customers, including the possible effects of significant rising unemployment, the inability of consumers to timely pay our customers and the resulting potential inability of our customers to pay the fees under our contracts on time or in full; the delay in the contracting for services by our customers as a result of the COVID-19 pandemic; potential other delays in the sales cycle for new customers and products; and other unforeseen impacts on our customers and potential customers and on our employees that could have a negative impact on us; the Company’s ability to continue and manage growth, ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™), Elastic Container Technology (ECT™), Inovalon DataStream™ API, Consumer Health Gateway™, Healthcare Data Lake, and the Telehealth configuration of the Inovalon ONE® Platform; the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; the efficacy of the Company’s platforms and toolsets; and the impact of the COVID-19 pandemic on our business and operations.
Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 19, 2020, included under Part I, Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures
In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

1 Annualized Contract Value (ACV) is defined as a metric reflecting the sum of the first 12 months of revenue expected from contracts signed during a specific period (such as a quarter or year). New sales ACV refers to the sum of the first 12 months of revenue expected from new sales contracts signed during a specific period (such as a quarter or year).
2 Metrics calculated on a trailing twelve-month (TTM) basis reflect the prior twelve months of activity. Reconciliations of TTM metrics are included in this press release after the consolidated financial statements.
3 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software.
4 Total Contract Value (TCV) is defined as a metric reflecting the total revenue expected from a sales contract signed during a specific period (such as a quarter or year) over the expected term of the contract.

Inovalon Holdings, Inc.
Consolidated Statements of Operations

(In thousands, except per-share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$161,377	$166,453	$477,779	$468,921
Expenses:
Cost of revenue(1)	39,561	42,940	117,365	121,261
Sales and marketing(1)	14,898	16,172	45,130	44,004
Research and development(1)	7,941	9,060	23,880	25,159
General and administrative(1)	54,865	49,306	163,977	148,623
Depreciation and amortization	28,183	26,903	86,749	81,370
Total operating expenses	145,448	144,381	437,101	420,417
Income from operations	15,929	22,072	40,678	48,504
Other income and (expenses):
Interest income	50	619	436	1,893
Interest expense	(13,648)	(16,700)	(42,468)	(49,891)
Other expense, net	(332)	(7)	(502)	(18)
Income (Loss) before taxes	1,999	5,984	(1,856)	488
Provision for (Benefit from) income taxes	1,175	(858)	(3,022)	(2,569)
Net income	$824	$6,842	$1,166	$3,057
Net income attributable to common stockholders, basic and diluted	$800	$6,621	$1,130	$2,965
Net income per share attributable to common stockholders, basic and diluted:
Basic net income per share	$0.01	$0.04	$0.01	$0.02
Diluted net income per share	$0.01	$0.04	$0.01	$0.02
Weighted average shares of common stock outstanding:
Basic	149,720	148,456	149,474	148,124
Diluted	149,903	148,797	149,650	148,473
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$156	$116	$474	$271
	Sales and marketing	717	535	2,089	1,174
	Research and development	287	475	1,009	1,224
	General and administrative	6,853	4,659	19,562	11,137
	Total stock-based compensation expense	$8,013	$5,785	$23,134	$13,806

Inovalon Holdings, Inc.
Consolidated Balance Sheets

(In thousands, except share and par value amounts)	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$120,096	$93,094
Accounts receivable (net of allowances of $2,787 at September 30, 2020 and $3,351 at December 31, 2019)	130,604	139,514
Prepaid expenses and other current assets	23,196	20,141
Income tax receivable	13,950	4,488
Total current assets	287,846	257,237
Non-current assets:
Property, equipment and capitalized software, net	160,520	147,741
Operating lease right-of-use assets	37,164	45,053
Goodwill	955,881	955,881
Intangible assets, net	454,814	483,041
Other assets	29,451	19,681
Total assets	$1,925,676	$1,908,634
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$36,650	$34,845
Accrued compensation	36,820	35,135
Other current liabilities	41,777	26,298
Deferred revenue	12,306	13,664
Credit facilities	9,800	9,800
Operating lease liabilities	5,878	8,085
Finance lease liabilities	4,325	2,533
Total current liabilities	147,556	130,360
Non-current liabilities:
Credit facilities, less current portion	878,918	883,937
Operating lease liabilities, less current portion	40,510	49,690
Finance lease liabilities, less current portion	26,461	12,266
Other liabilities	58,648	46,529
Deferred income taxes	92,180	97,693
Total liabilities	1,244,273	1,220,475
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of September 30, 2020 and December 31, 2019, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 91,740,808 shares issued and 77,120,633 shares outstanding at September 30, 2020; 90,327,728 shares issued and 75,707,553 shares outstanding at December 31, 2019	1	1
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 78,331,591 shares issued and outstanding at September 30, 2020; 79,369,411 shares issued and outstanding at December 31, 2019	—	—
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at September 30, 2020, 2020 and December 31, 2019, respectively	—	—
Additional paid-in-capital	652,347	636,461
Retained earnings	279,477	278,246
Treasury stock, at cost, 14,620,175 shares at September 30, 2020 and December 31, 2019, respectively	(199,817)	(199,817)
Other comprehensive loss	(50,605)	(26,732)
Total stockholders’ equity	681,403	688,159
Total liabilities and stockholders’ equity	$1,925,676	$1,908,634

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows

(In thousands)	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$1,166	$3,057
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	23,134	13,806
Depreciation	45,894	42,021
Amortization of intangibles	40,855	39,349
Amortization of debt issuance costs and debt discount	3,535	3,251
Deferred income taxes	5,717	(2,780)
Change in fair value of acquisition-related contingent consideration	3,276	67
Other	274	1,230
Changes in assets and liabilities:
Accounts receivable	872	(23,577)
Prepaid expenses and other current assets	937	(944)
Income taxes receivable	(9,461)	5,059
Other assets	(941)	(4,196)
Accounts payable and accrued expenses	4,331	1,508
Accrued compensation	1,431	6,295
Other current and non-current liabilities	(7,612)	(6,728)
Deferred revenue	(4,141)	(2,617)
Payment for acquisition-related contingent consideration	(160)	(2,549)
Net cash provided by operating activities	109,107	72,252
Cash flows from investing activities:
Maturities of short-term investments	—	6,964
Purchases of property and equipment	(18,221)	(14,022)
Investment in capitalized software	(33,223)	(25,972)
Purchase of intangible assets	(10,819)	—
Net cash used in investing activities	(62,263)	(33,030)
Cash flows from financing activities:
Proceeds from credit facility borrowings	99,000	—
Repayment of credit facility borrowings	(106,350)	(7,350)
Payments for debt issuance costs	(1,000)	—
Proceeds from exercise of stock options	198	3,321
Finance lease liabilities paid	(2,372)	(1,769)
Tax payments for equity award issuances	(7,145)	(2,860)
Payment for acquisition-related contingent consideration	(2,173)	(12,600)
Net cash used in financing activities	(19,842)	(21,258)
Increase in cash and cash equivalents	27,002	17,964
Cash and cash equivalents, beginning of period	93,094	115,591
Cash and cash equivalents, end of period	$120,096	$133,555
Supplemental cash flow disclosure:
Income taxes paid (received), net	$1,022	$(5,058)
Interest paid	39,642	47,861
Non-cash transactions:
Accruals for purchases of property and equipment	2,070	2,260
Accruals for investment in capitalized software	2,960	2,018
Accruals for purchase of intangible assets	3,450	—
Leasehold improvements paid by lessor	305	—

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization
Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest income, interest expense, other expense, net, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue. A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended September 30,		Nine Months Ended September 30,		TTM Ended September 30,
	2020	2019	2020	2019	2020	2019
Net income (loss)	$824	$6,842	$1,166	$3,057	$5,884	$(7,963)
Depreciation and amortization	28,183	26,903	86,749	81,370	113,629	108,238
Interest income	(50)	(619)	(436)	(1,893)	(785)	(2,200)
Interest expense	13,648	16,700	42,468	49,891	58,408	66,515
Other expense, net	332	7	502	18	504	432
Provision for (Benefit from) income taxes	1,175	(858)	(3,022)	(2,569)	(2,350)	(3,927)
EBITDA	44,112	48,975	127,427	129,874	175,290	161,095
Stock-based compensation	8,013	5,785	23,134	13,806	29,558	18,822
Acquisition costs:
Transaction costs	—	—	—	898	—	2,025
Integration costs	(1)	1,430	639	4,901	1,898	6,194
Contingent consideration accretion	141	(258)	109	(11)	(135)	(1,805)
Compensatory contingent consideration	3,132	(191)	3,167	(225)	3,458	(583)
Restructuring expense	—	—	—	—	—	36
Other non-comparable items(1)	3,355	530	8,400	3,780	10,455	6,084
Adjusted EBITDA	$58,752	$56,271	$162,876	$153,023	$220,524	$191,868
Adjusted EBITDA margin	36.4%	33.8%	34.1%	32.6%	33.9%	31.7%
_______________________________________________________
(1)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net income
Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, and other non-comparable items. The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,		TTM Ended September 30,
	2020	2019	2020	2019	2020	2019
Net income (loss)	$824	$6,842	$1,166	$3,057	$5,884	$(7,963)
Stock-based compensation	8,013	5,785	23,134	13,806	29,558	18,822
Acquisition costs:
Transaction costs	—	—	—	898	—	2,025
Integration costs	(1)	1,430	639	4,901	1,898	6,194
Contingent consideration accretion	141	(258)	109	(11)	(135)	(1,805)
Compensatory contingent consideration	3,132	(191)	3,167	(225)	3,458	(583)
Amortization of acquired intangible assets	13,055	13,116	39,046	39,349	53,808	52,715
Amortization of debt issuance costs and debt discount	1,197	1,096	3,535	3,251	4,882	4,313
Restructuring expense	—	—	—	—	—	36
Other non-comparable items(1)	3,355	530	8,400	3,780	10,455	6,084
Tax impact of add-back items	(6,010)	(6,489)	(19,154)	(13,215)	(26,062)	(16,617)
Non-GAAP net income	$23,706	$21,861	$61,851	$55,591	$83,746	$63,221

GAAP basic net income (loss) per share	$0.01	$0.04	$0.01	$0.02	$0.04	$(0.05)
GAAP diluted net income (loss) per share	$0.01	$0.04	$0.01	$0.02	$0.04	$(0.05)
Non-GAAP basic net income per share	$0.16	$0.15	$0.41	$0.38	$0.57	$0.43
Non-GAAP diluted net income per share	$0.16	$0.15	$0.41	$0.37	$0.57	$0.43
Weighted average shares of common stock outstanding:
Basic	149,720	148,456	149,474	148,124
Diluted	149,903	148,797	149,650	148,473
_______________________________________________________
(1)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.
Inovalon Holdings, Inc.
Free Cash Flow
Inovalon defines free cash flow as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software. A reconciliation of net cash provided by operating activities to free cash flow follows:

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		TTM Ended September 30,
	2020	2019	2020	2019	2020	2019
Net cash provided by operating activities	$45,976	$32,340	$109,107	$72,252	$143,335	$99,638
Less: Purchases of property and equipment	(5,434)	(5,512)	(18,221)	(14,022)	(27,008)	(19,584)
Less: Investment in capitalized software	(10,546)	(9,196)	(33,223)	(25,972)	(43,381)	(35,072)
Free cash flow	$29,996	$17,632	$57,663	$32,258	$72,946	$44,982

Inovalon Holdings, Inc.
Key Metrics
The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business.

	September 30,
(In thousands)	2020	2019
MORE[2] Registry® dataset metrics
Unique patient count(1)	324,406	287,523
Medical event count(2)	58,273,049	48,135,368
Trailing twelve-month Patient Analytics Months (PAM)(3)	71,962,615	58,262,450
_______________________________________________________
(1)    Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE2 Registry® as of the end of the period presented.
(2)    Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).
(3)    Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed within the Company’s platform solutions to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation
The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention toolsets focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions toolset capabilities are deployed as summarized below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2020	2019	2020	2019
Investment in Innovation:
Research and development(1)	$7,941	$9,060	$23,880	$25,159
Capitalized software development(2)	12,733	9,787	34,235	26,495
Research and development infrastructure investments(3)	—	—	—	1,581
Total investment in innovation	$20,674	$18,847	$58,115	$53,235
As a percentage of revenue
Research and development(1)	5%	5%	5%	5%
Capitalized software development(2)	8%	6%	7%	6%
Research and development infrastructure investments(3)	—%	—%	—%	—%
Total investment in innovation	13%	11%	12%	11%
_______________________________________________________
(1)    Research and development primarily includes employee costs related to the development and enhancement of our service offerings.
(2)    Capitalized software development includes capitalized costs incurred to develop and enhance functionality for our platform solutions.
(3)    Research and development infrastructure investments include strategic capital expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA

	Guidance Range
	Three Months Ending December 31, 2020		Year Ending December 31, 2020		Year Ending December 31, 2021
(In millions)	Low	High	Low	High	Low	High
Net income	$17	$25	$19	$27	$43	$47
Depreciation and amortization	28	29	115	116	115	116
Interest expense	14	15	57	58	56	57
Interest income	—	—	(1)	(1)	(1)	(1)
Provision for income taxes(1)	(5)	(5)	(8)	(8)	16	19
EBITDA	54	64	182	192	229	238
Stock-based compensation	8	8	31	31	32	32
Acquisition costs:
Transaction costs	—	—	1	1	—	—
Integration costs	—	—	3	3	—	—
Other non-comparable items(2)	1	1	9	9	4	5
Adjusted EBITDA	$63	$73	$226	$236	$265	$275
Adjusted EBITDA margin	35.2%	38.4%	34.4%	35.3%	35.8%	36.1%
_______________________________________________________
(1)    A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.
(2)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income

	Guidance Range
	Three Months Ending December 31, 2020		Year Ending December 31, 2020		Year Ending December 31, 2021
(In millions, except per-share amounts)	Low	High	Low	High	Low	High
Net income	$17	$25	$19	$27	$43	$47
Stock-based compensation	8	8	31	31	32	32
Acquisition costs:
Transaction costs	—	—	1	1	—	—
Integration costs	—	—	3	3	—	—
Amortization of acquired intangible assets	14	14	53	53	54	54
Amortization of debt issuance costs and debt discount	1	1	5	5	5	5
Other non-comparable items(1)	1	1	9	9	4	5
Tax impact of add-back items(2)	(7)	(8)	(26)	(27)	(28)	(30)
Tax provision impact related to CARES Act	(10)	(11)	(10)	(11)	—	—
Non-GAAP net income	$24	$30	$85	$91	$110	$113

GAAP diluted net income per share	$0.11	$0.17	$0.13	$0.18	$0.28	$0.31
Non-GAAP diluted net income per share	$0.16	$0.20	$0.57	$0.61	$0.73	$0.75
Weighted average shares of common stock outstanding - diluted	150	150	150	150	151	151
_______________________________________________________
(1)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.
(2)    A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.
Non-GAAP Financial Measures
Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results and free cash flow as a liquidity measure to evaluate the Company’s ability to generate cash to support its ongoing business to service and repay debt, and to invest in its business. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.
Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.
These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.
Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.
Non-GAAP net income and Non-GAAP net income per share
The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items.
The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding.
The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.
Free cash flow
The Company defines free cash flow as net cash provided by operating activities calculated in accordance with GAAP less purchases of property and equipment and less investments in capitalized software. The Company uses free cash flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. However, use of free cash flow has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s liquidity as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate free cash flow or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:
Inovalon
Kim E. Collins, Senior Vice President. Corporate Communications
Phone: 301-809-4000 x1473
kcollins@inovalon.com

Hulus Alpay, Vice President, Investor Relations
Phone: 301-809-4000 x1237
halpay@inovalon.com